 Registration No. 033-60259

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

 Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________

WEST COAST BANCORP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Oregon	93-0810577
(State of incorporation)	(IRS Employer Identification No.)
5335 Meadows Road, Suite 201 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

WEST COAST BANCORP DIRECTOR STOCK OPTION PLAN

WEST COAST BANCORP INCENTIVE STOCK OPTION PLAN

WEST COAST BANCORP NONQUALIFIED STOCK OPTION PLAN

(Full title of each plan)

_________________

Robert D. Sznewajs

President and Chief Executive Officer

West Coast Bancorp

5335 Meadows Road, Suite 201

Portland, Oregon 97035

Telephone (503) 684-0884

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

________________

DEREGISTRATION

DEREGISTRATION

The total number of shares of common stock of West Coast Bancorp registered pursuant hereto for issuance under the West Coast Bancorp Director Stock Option Plan, the West Coast Bancorp Incentive Stock Option Plan, and the West Coast Bancorp Nonqualified Stock Option Plan was 331,619 shares. The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See "Exhibit Index" immediately following the signature page below.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 2, 2009.

WEST COAST BANCORP

(Registrant)

By:	/s/Richard R. Rasmussen
Richard R. Rasmussen
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on December 2, 2009.

Principal Executive Officer:
	*Robert D. Sznewajs	President and CEO and Director

Principal Financial Officer:
	*Anders Giltvedt	Executive Vice President and Chief Financial Officer

Principal Accounting Officer:
	*Kevin M. McClung	Senior Vice President and Controller

Remaining Directors:
*Lloyd D. Ankeny, Chairman
*Michael J. Bragg
*Duane C. McDougall
*Steven J. Oliva
*Steven N. Spence
*David J. Truitt
*Nancy A. Wilgenbusch, PhD.

*By	Richard R. Rasmussen
Richard R. Rasmussen
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-35208) filed December 4, 2009)